SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) December 1, 1997
                                                -----------------

                          AvTel Communications, Inc.
                         --------------------------
         (Exact name of registrant as specified in its charter)

                        Commission File No.   0-27580
                                             ---------


        Delaware                             87-0378021
--------------------------------         ------------------
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)


130 Cremona Drive, Santa Barbara, California  93117
----------------------------------------------------
(Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code: 805-685-0355
                                                    ------------

==============================================================
(Former Name or Former Address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

          As previously reported, the Registrant and Matrix Telecom, Inc., a Texas corporation ("Matrix") entered into a Stock Exchange Agreement dated
April 29, 1997, and subsequently amended (the "Exchange Agreement"), pursuant to which the persons or entities who owned the issued and outstanding common stock of Matrix ("Matrix Stockholders") would transfer to the Registrant all of their Matrix stock and, in exchange, the Registrant would issue to the Matrix Stockholders shares of the Registrant's Common Stock (the "Share Exchange").
The Share Exchange was completed pursuant to the terms of the Exchange
Agreement on December 1, 1997. Following the Share Exchange, the former Matrix Stockholders now own approximately 81% of the issued and outstanding Common Stock of the Registrant.

     The consummation of the Share Exchange was subject to the satisfaction of
several conditions.   These included the reincorporation of the Registrant
(then a Utah corporation; "AvTel-Utah") in Delaware by way of a merger (the "Reincorporation Merger") with and into AvTel Communications, Inc., a Delaware corporation, a wholly-owned subsidiary formed for the sole purpose of the Reincorporation Merger. As part of the Reincorporation Merger, Registrant (the surviving Delaware corporation) issued to its stockholders one share of new Delaware Common Stock for each four shares of AvTel-Utah's Common Stock outstanding immediately prior to the Reincorporation Merger. The Registrant's Series A Convertible Preferred Stock and its outstanding options were similarly adjusted. Accordingly, the Reincorporation Merger essentially effected a one to four reverse stock split of the Registrant's shares (the "Reverse Stock Split").

      In connection with the completion of the Share Exchange, the Matrix Stockholders and the Registrant entered into a Registration Rights and Lockup Agreement dated December 1, 1997 (the "Registration Rights and Lockup Agreement"). Pursuant to the Registration Rights and Lockup Agreement, certain persons and entities who hold an aggregate of 67.4% of the outstanding Matrix Common Stock (85.2% of the outstanding Matrix Common Stock, excluding the shares held by BestConnections Inc., a wholly-owned subsidiary of Matrix; "Best") agreed, for a two-year period commencing on the closing of the Share Exchange, not to offer, pledge, sell, or otherwise dispose of any shares of the Registrant issued to them pursuant to the terms of the Exchange Agreement.
The Matrix Stockholders who have agreed to this two-year lockup period are Ronald L. Jensen, his adult children (James J. Jensen, Jami J. Jensen, Janet Jensen Krieger, Jeffrey J. Jensen, and Julie J. Jensen), and United Group Association, Inc. and UA Plus, Inc. (which are controlled by Mr. Jensen and his adult children).

     The Registration Rights and Lockup Agreement requires that the Registrant use its best efforts to become listed on the NASDAQ Small Cap System or the NASDAQ National Market System and to file a shelf registration statement providing for the sale by the Matrix Stockholders of all securities issued to them in connection with the Exchange Agreement, subject to the two-year holding restriction imposed on certain of the Matrix Stockholders described above. Under the Registration Rights and Lockup Agreement, the Registrant is obliged to use its reasonable efforts to keep the shelf registration statement effective on a continuous basis for a period described in the Registration Rights and Lockup Agreement. If the Registrant's securities are not listed on the NASDAQ Small Cap System or the NASDAQ NMS within six months following the Closing or if the Registrant is unable to qualify for use of a shelf registration statement within such period, the Matrix Stockholders (other than those subject to the two-year

restriction) are entitled to demand that the Registrant register the Registrant Delaware Common Stock received by them in connection with the Share Exchange on any registration statement then available to the Registrant.
The Matrix Stockholders may also require the Registrant to undertake up to two additional demand registrations of their securities. All costs and expenses of both shelf and demand registrations (excluding any underwriting discounts and fees of counsel to the Matrix Stockholders) will be borne by the Registrant.

Pursuant to the terms of the Exchange Agreement, Barry A. Peters and Frank Dziuba resigned as directors of the Registrant immediately prior to the completion of the Share Exchange. Also pursuant to the terms of the Exchange Agreement, on December 1, 1997, John E. Allen, Ronald W. Howard and Gregory
T. Mutz were appointed to fill vacancies on the Registrant's Board of Directors. This was the only understanding between the Registrant and Matrix with respect to the election of directors.

Ownership of Registrant Common Stock Prior to Share Exchange

     The following table sets forth certain information regarding beneficial ownership of the Registrant's Common Stock as of September 30, 1997, by (i) each person who is known by the Registrant to own beneficially five percent or more of the Registrant Common Stock as of such date, (ii) each of the Registrant's directors and executive officers, and (iii) all current directors and executive officers as a group. Share numbers are prior to adjustment for the Reverse Stock Split.

Name and Address              Number of Shares
of Beneficial Owner         Beneficially Owned (1)      Percent of Class (1)
--------------------        ----------------------      --------------------

Tree of Stars, Inc.(2)             830,278
11.3%
350 West 300 South
Salt Lake City, UT 84101

Paul G. Begum(2)                   830,278
11.3%
350 West 300 South
Salt Lake City, UT 84101

Peter D. Olsen                     597,163
8.4%
521 North Arden Drive
Beverly Hills, CA 90210

Tommy Lin (3)                      600,000
7.8%
921 North Roxbury
Beverly Hills, CA 90210

Patrick Lin(3)                     400,000
5.3%
921 North Roxbury
Beverly Hills, CA 90210

Anthony E. Papa                  2,051,854                       28.7%

James P. Pisani                  2,026,254                       28.4%

Barry A. Peters                    200,000                        2.8%



Name and Address              Number of Shares
of Beneficial Owner         Beneficially Owned (1)      Percent of Class (1)
--------------------        ----------------------      --------------------

Frank Dziuba(4)                    154,896                        2.2%

D. Stephen Dewindt                      --                          *

All directors and executive
 officers as a group
 (5 persons)(4)                  4,433,004                        61.7%

*  Represents less than 1%.





(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Registrant's Common Stock subject to options held by that person that are exercisable within sixty (60) days following September 30, 1997 are deemed outstanding. Shares of the Registrant's Common Stock into which the Registrant Preferred Stock may be converted, are also deemed outstanding. In both cases, however, such shares of Registrant Common Stock are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such shareholder's name. On September 30, 1997, there were 7,138,327 shares of the Registrant Common
Stock outstanding.

(2) Includes 561,667 shares held by Tree of Stars, Inc., a Utah corporation, 73,667 shares held by Paul G. Begum, the president and principal shareholder of Tree of Stars, Inc., 50,000 shares that may be acquired under options held by Tree of Stars, Inc. that were exercisable within 60 days of September 30, 1997, 144,444 shares that may be acquired upon exercise of options held by Paul G. Begum that were exercisable within 60 days of September 30, 1997, and 500 shares owned by Paul G. Begum, as custodian for Gibran Paul Begum.

(3) Tommy Lin's holdings consist of 600,000 shares of the Registrant's Series
A Convertible Preferred Stock, which were convertible at September 30, 1997 into 600,000 shares of the Registrant Common Stock. Patrick Lin's holdings consist of 400,000 shares of the Registrant's Series A Convertible Preferred Stock, which were convertible at September 30, 1997 into 400,000 shares of the Registrant Common Stock. Tommy Lin and Patrick Lin, who are brothers, are the sole shareholders of all outstanding shares of the Registrant's Preferred Stock.

(4) Includes 49,896 shares that may be acquired under options that were exercisable within 60 days of September 30, 1997.

Ownership of Registrant Common Stock After Reincorporation Merger, Reverse Stock Split and Share Exchange.

        The following table sets forth certain information regarding the beneficial ownership of the Registrant Common Stock (based on the share ownership of the Registrant Common Stock as of September 30, 1997) as adjusted for the completion of the Reincorporation Merger, the Reverse Stock Split and the Share

Exchange. This information is set forth for (i) each person who was expected by the Registrant to own beneficially more than five percent (5%) of the Registrant Common Stock after such transactions, (ii) each of the Registrant's directors and executive officers, and (iii) the executive officers and directors of the Registrant as a group.


Name and Address              Number of Shares
of Beneficial Owner         Beneficially Owned (1)      Percent of Class (1)
--------------------        ----------------------      --------------------

Ronald L. Jensen(2)(3)               2,088,232
22.3%
4001 McEwen, Suite 200
Dallas, TX 75244

United Group Association,
  Inc.(2)(3)                         2,088,232                    22.3%
4001 McEwen, Suite 200
Dallas, TX 75244

UA Plus, Inc.(2)(3)                  2,088,232                    22.3%
4001 McEwen, Suite 200
Dallas, TX 75244

Janet Jensen Krieger(3)                961,939                    10.3%
9003 Airport Freeway
Fort Worth, TX 76180

Jeffrey J. Jensen(3)                   851,738                     9.1%
2121 Precinct Line Road
Hurst, TX 76054

James J. Jensen(3)                     851,738                     9.1%
6304 Alexandria Circle
Atlanta, GA 30326

Jami J. Jensen(3)                      851,738                     9.1%
1933 Swede Gulch
Golden, CO 80120

Julie J. Jensen(3)                     851,738                     9.1%
1023 15th Street N.W.
Washington, D.C.  20005

Anthony E. Papa                        512,963                     5.5%

James P. Pisani                        506,563                     5.4%

John E. Allen                               --                       *

Ronald W. Howard                            --                       *

Gregory T. Mutz                             --                       *

Frank Dziuba(4)                         38,724                       *



Name and Address              Number of Shares
of Beneficial Owner         Beneficially Owned (1)      Percent of Class (1)
--------------------        ----------------------      --------------------

D. Stephen Dewindt                          --                       *

All directors and executive
  officers as a group (7
  persons)(4)                         1,058,250                   11.3%

* Represents less than 1%


(1) Beneficial ownership is determined in accordance with the same rules applied in the preceding table. Assuming completion of the Reincorporation Merger, the Reverse Stock Split and the Share Exchange, there would have been 11,368,581 shares of the Registrant's Delaware Common Stock outstanding as of September 30, 1997. However, 1,999,997 of such shares would have been held by Best subject to the terms of stock option plan for certain sales representatives of Best. Under Delaware law, these shares may not vote. Accordingly, the percentages of beneficial ownership shares in this table are based upon 9,368,584 shares of the Registrant's Delaware Common Stock outstanding.

(2) Includes 1,463,693 shares to be held by United Group Association, Inc., 222,475 shares to be held by Ronald L. Jensen and 402,064 shares to be held by UA Plus, Inc. UGA is wholly-owned by Mr. Jensen. Mr. Jensen is the majority shareholder in UA Plus, Inc. Excludes shares held by Mr. Jensen's adult children, Janet Jensen Krieger, Julie J. Jensen, James J. Jensen, Jami J. Jensen and Jeffrey J. Jensen, and certain employees of companies associated with Mr. Jensen, as to all of which Mr. Jensen disclaims beneficial ownership.

(3) Pursuant to the terms of the Registration Rights and Lockup Agreement, these shares may not be sold for two years after December 1, 1997.

(4) Includes 12,474 shares that may be acquired under options that were exercisable within 60 days of September 30, 1997.

      The Registrant is not aware of any other agreements that could result in any future change in the control of the Registrant.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

       Pursuant to the terms of the Exchange Agreement, on December 1, 1997, all of the issued and outstanding shares of Matrix Common Stock were exchanged for 9,582,493 shares of the Registrant's Delaware Common Stock (after adjustment for the Reverse Stock Split discussed above), representing an exchange ratio of 2.482 shares of the Registrant's Delaware Common Stock to
one share of Matrix Common Stock (the "Exchange Ratio").   The Registrant did
not issue any fractional shares or interests in the Registrant's Delaware Common Stock in the Share Exchange. With respect to any holder of Matrix Common Stock otherwise entitled to a fractional share upon exchange thereof, the Registrant rounded the number of shares of the Registrant's Delaware Common Stock to be issued to such shareholder to the nearest whole share. Matrix became a wholly-owned subsidiary of the Registrant as a result of the Share Exchange.

      The Exchange Ratio was negotiated at arms-length by the parties and was

based on a number of factors.   The Registrant's management considered, among
other things, (a) Matrix's current and prospective business operations, revenues, profitability, existing infrastructure (including established sales, billing, accounting and other functions); (b) comparable values ascribed to other similar enterprises in the same business as that in which Matrix is engaged (including other enterprises whose financial statements and results of operation are publicly available); and (c) customary financial valuation and analysis methods including net book values, multiples of earnings and revenues and similar valuation techniques. The Registrant utilized a discounted cash flow analysis using management's internal financial projections for the next five years to determine its likely value. Management believes this method of valuation to be fair since the majority of the Registrant's value was in the future, as a result of management's expected contribution to the business. Management then valued Matrix based on a multiple of its net monthly revenue, using a multiple in the range applied in other recent sales of switchless resellers. Management believed that this valuation methodology for Matrix was appropriate given that Matrix is a very capable reseller with a strong back office, but declining revenues and no specific plans nor projections for the future.

     When Matrix acquired Best in July 1997, management revalued Matrix using the same methodology, but a higher multiple, applied to the pro forma combined average monthly revenue for Matrix and Best for the six month period ending June 30, 1997. As a result, the Registrant adjusted the exchange ratio accordingly when the Exchange Agreement was amended in August 1997.

     The 9,582,493 shares issued by the Registrant represent approximately 84%
of the issued and outstanding the Registrant's Delaware Common Stock.   Of the
9,582,493 shares issued by the Registrant, 1,999,997 were issued to Best, a wholly-owned subsidiary of Matrix. These shares are held by Best subject to options to purchase such shares awarded pursuant to an option plan for Matrix's outside sales agents. Under Delaware law, these shares may not be voted or counted in determining a quorum for the purpose of taking any
corporate action so long as they are held by Best.   The remaining 7,582,496
shares held by Matrix Stockholders after the Share Exchange represent approximately 81% of the shares of the Registrant's Delaware Common Stock outstanding (excluding the shares held by Best). As a result, the Matrix Stockholders, if acting in concert, will be able to control the election of Directors of the Registrant and other matters which are subject to a vote of the shareholders of the Registrant.

     Conversion of Stock Options. Matrix had outstanding non-qualified stock options to purchase 9,000 shares of Matrix Common Stock, all of which were held by three former employees of Matrix. The exercise price of each of these options was $5.56 per share. Pursuant to the Exchange Agreement, these options were converted into options to purchase 22,338 shares of the Registrant's Delaware Common Stock, at an exercise price of $2.24 per share. These options are fully vested and exercisable in full by their holders as a result of the Share Exchange. These options are in addition to the options to purchase 276,787 shares of the Registrant's Common Stock outstanding as of September 30, 1997 (after adjustment for the Reverse Stock Split).

     Best Option Plan.   Best markets Matrix's telephone services through
approximately 6,000 outside sales agents pursuant to distribution agreements. In February 1997, Best, in cooperation with Matrix, established its 1997 Stock Option Plan (the "Best Option Plan") in order to benefit and provide increased

incentives to this outside sales force. In connection with the establishment of the Best Option Plan, shareholders of Matrix transferred 805,840 shares of Matrix Common Stock to Best. Best has awarded (or committed to award) options to purchase these shares to members of the outside sales force pursuant to the terms of the Best Option Plan. In connection with the Share Exchange, these Matrix shares were converted into 1,999,997 shares of the Registrant's Delaware Common Stock. Options to purchase the Registrant's Delaware Common Stock under the Best Option Plan (to the extent they become exercisable) will have an exercise price of $1.50 per share.

       Accounting Treatment. The Share Exchange will be treated for accounting purposes as a reverse acquisition of the Registrant by Matrix. After the Share Exchange, the former Matrix Stockholders (excluding Best) own approximately 81% of the shares of the Registrant's Delaware Common Stock outstanding (excluding the shares held by Best). The acquisition will be accounted for using the purchase method and the results of operations of the Registrant will be recorded by Matrix from the date of acquisition forward.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

             1.  Dismissal of MacFarlane, Faletti & Co. LLP.

             (i) The accounting firm of MacFarlane, Faletti & Co. LLP audited the financial statements for the period ending September 30, 1996, of AvTel Holdings, Inc. ("AvTel Holdings"). AvTel Holdings was the predecessor corporation to the Registrant and is currently a wholly-owned subsidiary of the Registrant. On December 1, 1997, the Registrant formally dismissed MacFarlane, Faletti & Co. LLP as the certifying accountant for AvTel Holdings.

            (ii) MacFarlane, Faletti & Co. LLP's report on AvTel Holdings's financial statements did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The financial statements for the period ending September 30, 1996, were the only financial statements of the Registrant or AvTel Holdings on which MacFarlane, Faletti & Co. LLP reported.

         (iii) The decision to dismiss MacFarlane, Faletti & Co. LLP was approved by the Registrant's Board of Directors effective December 1, 1997.

            (iv) There were no disagreements with MacFarlane, Faletti & Co. LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two most recent fiscal years, or the subsequent interim periods preceding the dismissal. No events of the kind set forth in Item 304(a)(l)(iv)(B) of Regulation S-B occurred during the two most recent fiscal years or any subsequent interim periods preceding the dismissal.

                 2.  Engagement of KPMG Peat Marwick LLP

             (i)  On December 1, 1997, the Registrant notified the firm of
KPMG Peat Marwick LLP of its desire to engage KPMG Peat Marwick LLP to audit the financial statements of the Registrant for the period ending September 30,1997. KPMG Peat Marwick LLP submitted a letter of engagement to the Registrant, which was signed on behalf of the Registrant on December 1, 1997.




       KPMG Peat Marwick LLP acted as certifying accountant for Matrix for the three years ending December 31, 1996. KPMG Peat Marwick LLP did not provide written or oral advice to the Registrant that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issues relating to these matters.

            (ii) During the two most recent fiscal years and the subsequent interim periods preceding this engagement, the Registrant did not consult KPMG Peat Marwick LLP regarding the type of audit opinion that might be rendered on the Registrant's financial statements or any disagreement with, or reportable event relating to, the Registrant's prior auditors.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION  AND
         EXHIBITS

     A.   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

       The financial statements of Matrix required to be filed consist of (i) balance sheets as of December 31, 1996 and 1995, (ii) statements of operations for the years ended December 31, 1996, 1995 and 1994, (iii) statements of stockholders' equity for the years ended December 31, 1996, 1995 and 1994,
(iv)
statements of cash flows for the years ended December 31, 1996, 1995 and 1994,
(v) balance sheet as of September 30, 1997, (vi) statement of operations for the nine months ended September 30, 1997 and 1996, (vii) statement of stockholders' equity for the nine months ended September 30, 1997 and 1996, and (viii) statement of cash flows for the nine months ended September 30, 1997 and 1996, in each case with the required notes (the "Matrix Financial Statements"). The Registrant intends to file the required Matrix Financial Statements under cover of Form 8-K/A as soon as practicable; but not later than 60 days after the date this report is required to have been filed

     B.   PRO FORMA FINANCIAL INFORMATION.

       The pro forma financial statements required to be filed consist of (i) unaudited pro forma balance sheet as of September 30, 1997, (ii) unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 1997, and (iii)unaudited pro forma condensed combined statement of operations for the year ended December 31, 1996, in each case with the required notes (the "Pro Forma Financial Statements"). The Registrant intends to file the required Pro Forma Financial Statements under cover of Form 8-K/A as soon as practicable; but not later than 60 days after the date this report is required to have been filed.



     C.   EXHIBITS.




      Exhibit 2.1  Stock Exchange Agreement, dated as
                   of April 29, 1997, by and between
                   the Registrant and Matrix Telecom,
                   Inc. (Incorporated by reference to Exhibit
                   2 to Registrant's Current Report on Form
                   8-K dated April 30, 1997).

      Exhibit 2.2 Amendment to Stock Exchange Agreement, dated as of August 25, 1997, by and between AvTel Communications, Inc. and Matrix Telecom, Inc. (Incorporated by reference to Exhibit 2 to Registrant's Current Report on Form 8-K dated August 25, 1997).

      Exhibit 4 Registration Rights and Lockup Agreement dated dated December 1, 1997, between the Registrant and Matrix Telecom, Inc. (on behalf of the Matrix Stockholders).

      Exhibit 16   Letter re Change in Certifying Accountant.

      Exhibit 99.1 Press Release dated December 1, 1997
                   regarding Reincorporation Merger and Reverse
                   Stock Split.

      Exhibit 99.2 Press Release dated December 1, 1997
                   regarding completion of Share Exchange.



ITEM 8.  CHANGE IN FISCAL YEAR.

     As a result of the Share Exchange and the resulting acquisition of Matrix (which uses the calendar year as its fiscal year), the Registrant has determined to change its fiscal year so that its fiscal year will end on December 31, rather than September 30. The Registrant made this determination effective as of the closing of the Share Exchange on December 1, 1997.

     The Registrant intends to file its annual report on Form 10-KSB for the fiscal year ending September 30, 1997, on or before its due date (December 29, 1997). The Registrant will then file a transition report on Form 10-KSB (or Form 10-K) for the transition period from October 1, 1997 to December 31, 1997.




10                                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                   AVTEL COMMUNICATIONS, INC.



By:  /s/ ANTHONY E. PAPA                 Date: December 5, 1997
     -------------------------                 ----------------
       Anthony E. Papa
       President and Chief Executive Officer






























EXHIBIT INDEX

                                                               Page Number
                                                             In Sequential
                                                                 Numbering
                                                                    System

      Exhibit 2.1  Stock Exchange Agreement, dated as                   *
                   of April 29, 1997, by and between
                   the Registrant and Matrix Telecom,
                   Inc. (Incorporated by reference to Exhibit
                   2 to Registrant's Current Report on Form
                   8-K dated April 30, 1997).

      Exhibit 2.2  Amendment to Stock Exchange Agreement,               *
                   dated as of August 25, 1997, by and between AvTel Communications, Inc. and Matrix
                   Telecom, Inc. (Incorporated by reference to Exhibit 2 to Registrant's Current Report on
                   Form 8-K dated August 25, 1997).

      Exhibit 4    Registration Rights and Lockup Agreement dated      13
                   dated December 1, 1997, between the Registrant and Matrix Telecom, Inc. (on behalf of the Matrix Stockholders).

      Exhibit 16   Letter re Change in Certifying Accountant.          24

      Exhibit 27.  Financial Data Schedule.                           None

      Exhibit 99.1 Press Release dated December 1, 1997                26
                   regarding Reincorporation Merger and Reverse
                   Stock Split.

      Exhibit 99.2 Press Release dated December 1, 1997                27
                   regarding completion of Share Exchange.



*     Incorporated by reference

                                          EXHIBIT 4

                  REGISTRATION RIGHTS AND LOCK-UP AGREEMENT


     THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this "Agreement") is made and entered into as of December 1, 1997, by and between AvTel Communications, Inc. (the "Company") and Matrix Telecom, Inc. ("Matrix") on behalf of the Persons listed on Schedule A attached hereto, including their successors, assigns and transferees (herein referred to collectively as the "Holders" and individually as a "Holder").
     WHEREAS, on the date hereof each Holder is or will become the owner of Common Stock (as defined below) of the Company in connection with that certain Stock Exchange Agreement, dated April 29, 1997, as amended, (the "Stock Exchange Agreement") between the Company and Matrix; and

     WHEREAS, in connection with the Stock Exchange Agreement, the Holders have agreed to enter into the Lock-Ups (as defined below) as provided in
Section 2 below; and

     WHEREAS, as a condition to the closing of the Stock Exchange Agreement, the Company has agreed to grant the Holders the registration rights provided for in Sections 3 and 4 below;

     NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1.   Definitions.

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "Closing Price" of the Common Stock for any given day shall mean (i) if the Common Stock is listed or admitted to trading on a national securities exchange, the reported last sale price of the Common Stock, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, on such national securities exchange on such day or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted by the Nasdaq SmallCap Market or the Nasdaq National Market of the Nasdaq Stock Market, Inc. ("NASDAQ"), the last reported sales price per share, regular way, on such day or, in case no such sale takes place on such day, or the last reported sales price is not quoted by NASDAQ, the average of the reported closing bid and asked prices, regular way, on such day.

     "Common Stock" shall mean the Common Stock, par value $.01, per share, of the Company.

     "Company" shall mean AvTel Communications, Inc., a Delaware Corporation, and its successors.

     "Dispose of" shall have the meaning provided in Section 2(a).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Holder" or "Holders" shall mean the persons listed on Schedule A attached hereto, including their successors, assigns and transferees.

     "Lock-ups" shall mean the restrictions on transfer to which the Holders are subject pursuant to Section 2(a).

     "Lock-up Period" shall mean the applicable time periods to which the Holders have agreed to the Lock-ups.

     "Person" shall mean an individual, partnership, corporation, trust, unincorporated organization or other legal entity or a government or agency or political subdivision thereof.

     "Registrable Securities" shall mean the Shares, excluding (i) Shares that have been disposed of under the Shelf Registration Statement or any other effective registration statement, (ii) Shares sold or otherwise transferred pursuant to Rule 144 under the Securities Act, (iii) Shares that are held by Holders who are not affiliates of the Company that are or become eligible for sale pursuant to Rule 144(k) under the Securities Act, and (iv) Shares held by each Holder who is an affiliate of the Company if all of such Shares are or become eligible for sale pursuant to Rule 144 under the Securities Act and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1)(i) under the Securities Act.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation: (i) all applicable registration and filing fees imposed by the SEC, or the National Association of Securities Dealers, Inc. ("NASD"), (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with qualification of any of the Registrable Securities under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Shelf Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges pursuant to Section 4(l) hereof, and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions, the fees and disbursements of counsel representing a selling Holder or any underwriter or agent acting on behalf of a Holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a selling Holder, all of which shall be borne by such Holder in all cases.

     "Registration Notice" shall have the meaning set forth in Section 4(b) hereof.


     "Registration Statement" shall mean a registration statement, including a Shelf Registration Statement, of the Company that covers all of the Registrable Securities and all amendments (including post-effective amendments) to such registration statement, and all exhibits thereto and materials incorporated by reference therein.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Shares" shall mean the Common Stock issued to the Holders pursuant to the Stock Exchange Agreement.

     "Shelf Registration Statement" shall mean a Registration Statement covering the Registrable Securities filed pursuant to Rule 415 under the Securities Act, or any similar rule established by the SEC.

     "Stock Exchange Agreement" shall have the meaning set forth in the recitals.

     2. Lock-up Agreement. Each of the Holders identified in Schedule B hereby agrees that, from the date hereof until two years following the closing of the sale of Common Stock to the Holder pursuant to the Stock Exchange Agreement, without the prior written consent of the Company, such Holder will not offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise dispose of, directly or indirectly (collectively, "Dispose of"), any Shares.

     3.   Shelf Registration Under the Securities Act.

     (a) Filing of Shelf Registration Statement. Following the date hereof, the Company shall use its best efforts to become listed on the Nasdaq SmallCap Market or the Nasdaq National Market of NASDAQ whereupon it shall file, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities in accordance with the terms hereof and will use its reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon thereafter as is practicable. The Company agrees to use its reasonable efforts to keep the Shelf Registration Statement with respect to the Registrable Securities continuously effective for a period expiring on the earlier of (i) the date on which all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant thereto and (ii) the date on which (A) all Shares held by Holders who are not affiliates of the Company, in the opinion of counsel for the Company are eligible for sale pursuant to Rule 144(k) under the Securities Act and (B) all Shares held by each Holder who is an affiliate of the Company, in the opinion of counsel for the Company are eligible for sale pursuant to Rule 144 under the Securities Act and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1)(i) under the Securities Act.

     (b) Demand Rights. Notwithstanding clause (a) above and subject to the restrictions on disposition included in Section 2, if the Company is unable to become listed on the Nasdaq SmallCap Market or the Nasdaq National

Market within six months of the date hereof, or is otherwise unable to qualify for use of a Shelf Registration Statement, on the date which is six months from the date hereof, the Company shall, upon receipt of a notice (a "Registration Notice") given at least 14 days prior to the six-month anniversary hereof, file on behalf of all Holders from whom it shall have received a Registration Notice, and use its best efforts to cause to become effective as soon as practical thereafter, a Registration Statement registering the offering and sale of the Registrable Securities which the Company has been requested to register by such Holders. In addition, subject to the restrictions on disposition included in Section 2 and on a maximum of two separate occasions (and if the Company at such time does not have an effective Shelf Registration Statement covering the Registrable Securities), at any time after the six month anniversary of the date hereof that the Company shall receive a Registration Notice from Holders holding Shares representing in excess of 25% of the Shares, it shall file, and use its best efforts to cause to become effective as soon as practical thereafter, a Registration Statement registering the offering and sale of the Registrable Securities held by such Holder (and those of any other Holder, subject to Section 2, who requests to have its Shares included in such Registration Statement). The Company shall promptly following receipt of a Registration Notice pursuant to the last sentence hereof notify the Holders of all other Registrable Securities and, upon request of such Holders, allow such Holders to include their Registrable Securities in the aforementioned Registration Statement. Notwithstanding the above, (i) if a request for registration pursuant to this Section 2(b) is made within 30 days prior to the conclusion of the Company's fiscal year, or within 40 days after the end of the Company's fiscal year, the Company shall not be required to file a registration statement until such time as the Company receives its audited financial statements for such fiscal year, and (ii) the Company shall be entitled to postpone for a reasonable period of time (not to exceed 90 days, which may not thereafter be extended) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 2(b) if (x) the Company is in possession of material information that has not been disclosed to the public and the Company deems it advisable not to disclose such information in the registration statement or (y) the board of directors of the Company shall determine in good faith that such offering will interfere with a pending or contemplated financing, merger, acquisition, sale of assets, recapitalization or other similar corporate action of the Company, and in the case of clause (x) or (y) above, the Company shall have furnished to the Holder or Holders of Registrable Securities requesting such registration an officers' certificate to that effect.

     (c) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Sections 3(a) or 3(b). The Company shall not be liable for any underwriting discounts and commissions, the fees and disbursements of counsel representing such Holder or any underwriter or agent acting on behalf of a Holder, and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement or Rule 144 under the Securities Act.

     (d) Inclusion in Registration Statement. Any Holder who does not provide the information reasonably requested by the Company in connection with any Registration Statement filed hereunder by the Company as promptly as practicable after receipt of such request, but in no event later than ten (10) days thereafter, shall not be entitled to have its Registrable Securities included in any Registration Statement filed by the Company pursuant to this Agreement.


     4.   Registration Procedures.

     In connection with the obligations of the Company with respect to the Registration Statements contemplated by Section 3 hereof, the Company shall:

     (a)  prepare and file with the SEC, within the time period set forth in
Section 3 hereof, the Registration Statements, which Registration Statements shall (i) be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof and (ii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

     (b) furnish to each Holder of Registrable Securities that has delivered a Registration Notice to the Company or otherwise is entitled to have its Registrable Securities included in a Registration Statement, without charge, as many copies of each Prospectus and any amendment or supplement thereto in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of the Prospectus and any amendment or supplement thereto by each such Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or amendment or supplement thereto;

     (c) use its reasonable efforts to register or qualify the Registrable Securities by the time any Registration Statement is declared effective by the SEC under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as any Holder of Registrable Securities covered by the Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective or during the period offers or sales are being made by a Holder that has delivered a Registration Notice to the Company, whichever is shorter; provided, however, that in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 4(c), (ii) subject itself to taxation in any such jurisdiction, or (iii) file a general consent to service of process in any such jurisdiction;

     (d) furnish to each Holder of Registrable Securities that has delivered a Registration Notice to the Company or is otherwise entitled to have its Registrable Securities included in a Registration Statement, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

     (e) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such numbers of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Securities;


     (f) make available for inspection by the Holders of Registrable Securities that have provided a Registration Notice to the Company and any counsel, accountants or other representatives retained by such Holders all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all such records, documents or information reasonably requested by such Holders, counsel, accountants or representatives in connection with the Registration Statement; provided, however, that such records, documents or information which the Company determines in good faith to be confidential and notifies such Holders, counsel, accountants or representatives in writing that such records, documents or information are confidential shall not be disclosed by such Holders, counsel, accountants or representatives unless (i) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) such records, documents or information become generally available to the public other than through a breach of this Agreement;

     (g) use its reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or automated quotation or other trading system on which similar securities issued by the Company are then listed or traded;

     The Company may require each Holder of Registrable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

     5.   Repurchase by Company of Shares Subject to Registration Notice.
Upon receipt by the Company of a Registration Notice, the Company may, but shall not be obligated to, purchase from such Holder all, but not less than all, of the Shares which are the subject of such Registration Notice at a price per share equal to the average of the Closing Prices of the Common Stock for the twenty trading days immediately preceding the date of the Registration Notice. In the event the Company elects to purchase the Shares which are the subject of a Registration Notice, the Company shall notify the Holder of such Shares within five business days of the date of receipt of the Registration Notice by the Company, which notice shall indicate: (i) that the Company will purchase the Shares which are the subject of the Registration Notice, (ii) the price per share, calculated in accordance with the preceding sentence, which the Company will pay to such Holder and (iii) the date upon which the Company shall repurchase such Shares, which date shall not be later than the tenth business day after receipt of the Registration Notice relating to such Shares.

6.   Indemnification.

     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and its officers and directors and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which such Holder, officer, director

     or controlling Person may become subject under the Securities Act or otherwise (A) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
     (B) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or alleged untrue statement or any omission or alleged omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or alleged untrue statement or omission or alleged omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 6(a) shall not apply to any Holder with respect to any loss, liability, claim, damage or expense that arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in a Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto.

     (b) Indemnification by Holders. Each Holder severally agrees to indemnify and hold harmless the Company and the other selling Holders, and each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company or any other selling Holder within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 6(a) hereof, but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use therein.



     (c) Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person and not of the indemnifying party unless (x) the indemnifying party has agreed to pay such fees or expenses, or (y) the indemnifying party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to such Person, or (z) in the reasonable judgment of the Person to be indemnified, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld).
No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release from all liability in respect to such claim.

     7.   Rule 144 Sales.

     (a) Compliance. The Company covenants that, so long as it is subject to the reporting requirements of the Exchange Act, it will file the reports required to be filed by it under the Exchange Act so as to enable any Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act.

     (b) Cooperation with Holders. In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Securities. The Company's obligation set forth in the previous sentence shall be subject to the delivery, if reasonably requested by the Company or its transfer agent, by counsel to such Holder, in form and substance reasonably satisfactory to the Company and its transfer agent, of an opinion that such Securities Act legend need not appear on such certificate.

     8.   Miscellaneous.

     (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the Company and the Holders of a majority of

the outstanding Registrable Securities. Notice of any such amendment, modification, supplement, waiver or consent adopted in accordance with this
Section 8(a) shall be provided by the Company to each Holder of Registrable Securities at least thirty (30) days prior to the effective date of such amendment, modification, supplement, waiver or consent.

     (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery, (i) if to a Holder, at such Holder's registered address appearing on the share register of the Company or (ii) if to the Company, at its corporate headquarters, Attention: President.
     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

     (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders.

     (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law provisions thereof.




                                21           IN WITNESS WHEREOF, the parties
have executed this Agreement as of the
date first written above

                                AVTEL COMMUNICATIONS, INC.


                                By:        /s/ JAMES P. PISANI

                                Name:         James P. Pisani

                                Title:       Executive Vice President



                                MATRIX TELECOM, INC.
                                On behalf of all Holders


                                By:        /s/  GARY L. FRIEDMAN

                                Name:        Gary L. Friedman

                                Title:           Secretary















                               22                                  Schedule A


                             HOLDERS

                         BestConnections
                               UGA
                           James Jensen
                           Jami Jensen
                           Jeff Jensen
                           Janet Jensen
                           Julie Jensen
                             UA Plus
                         Howard Neckowitz
                            Ron Jensen
                            Ray Waters
                          Gary Friedman
                          E. Scott Crist
                           Gail Granton
                           Chuck Taylor
                           Ron Anderson
                           Joe Renteria
                          Virginia Baker
                            Tom Cargal
                            Greg Reid
                       Greg Reid (in Trust)
                           Cole Dawson
                          Vernon Woelke





                            Schedule B


              Holders Subject to a Two Year Lock-up

                               UGA
                         Ronald L. Jensen
                           James Jensen
                           Jami Jensen
                           Jeff Jensen
                           Janet Jensen
                           Julie Jensen
                             UA Plus


                                    EXHIBIT 16






                                 December 4, 1997




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of AvTel Communications, Inc. dated December 1, 1997.



                                  \s\ MacFarlane, Faletti & Co. LLP


Santa Barbara, California
December, 1997















                           December 4, 1997


Mr. Anthony E. Papa
President and Chief Executive Officer
AvTel Communications, Inc.
130 Cremona Drive
Santa Barbara, California 93117


Dear Mr. Papa:

This is to confirm that the client-auditor relationship between AvTel Holdings, Inc., the predecessor corporation of AvTel Communications, Inc. (Commission File Number 0-27580) and MacFarlane, Faletti & Co. LLP has ceased.


                           Sincerely,



                          \s\ MacFarlane, Faletti & Co. LLP


cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission
    Mail Stop 9-5
    450 Fifth Street, N.W.
    Washington, D.C. 20549













                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE              For Further Information Contact:

                                   Mary McCarthy, OPUS Group
                                   (310) 440-8600; mccarthy@avtel.com


AVTEL DELAWARE REINCORPORATION AND 1-FOR-4 REVERSE SPLIT EFFECTIVE


     Santa Barbara, California, December 1, 1997---AvTel Communications, Inc. (OTC: AVCO), a single-source provider of integrated data, voice and video services to businesses and individuals, announced today that the Company's state of incorporation has been changed from Utah to Delaware, and that a one-for-four reverse split of AvTel's common shares became effective at the open of the market today.

AvTel Communications, Inc. is a non-facilities based telecommunications carrier that provides a comprehensive array of broadband network services integrating voice, data and video networking solutions for small- to mid-sized business customers. AvTel markets a variety of products and services tailored around its PointStream private-line facilities, FrameLink Frame Relay facilities, and Internet access through its subsidiaries.

















                                    EXHIBIT 99.2



FOR IMMEDIATE RELEASE              For Further Information Contact:

                                   Mary McCarthy, OPUS Group
                                   (310) 440-8600; mccarthy@avtel.com


AVTEL CLOSES ACQUISITION OF MATRIX TELECOM


     Santa Barbara, California, December 1, 1997---AvTel Communications, Inc. (OTC: AVCO), a single-source provider of integrated data, voice and video services to businesses and individuals, announced today that the Company has closed the acquisition of MATRIX Telecom, Inc., a privately-held domestic and international long distance telephone company.

MATRIX Telecom was acquired in a share-for-share exchange. As a result, AvTel now has 11,422,125 total common shares outstanding. The Company intends to file for listing on the NASDAQ National Market, the requirements for which it believes it now meets.

Immediately prior to the closing of the Share Exchange, AvTel directors Frank Dziuba and Barry A. Peters resigned from the Company's Board of Directors. In accordance with the Exchange Agreement, three nominees of MATRIX have been appointed to the AvTel Board. The new directors are: John E. Allen, Vice Chairman of the Board of AMLI Residential Properties Trust and President of AMLI Realty Co., a commercial real estate firm which Mr. Allen co-founded in 1980; Ronald W. Howard, an employee of United Group Association, Inc., a management company, and former Executive Vice President of Associates First Capital Corporation, a financial services company; and Gregory T. Mutz, Chairman of the Board of AMLI Residential Properties Trust and Chairman of the Board of AMLI Realty Co., which he co-founded in 1980. Anthony E. Papa, Chairman of the Board and Chief Executive Officer of AvTel, and James P. Pisani, Executive Vice President, Chief Operating Officer and Secretary of AvTel, comprise the remainder of the Board.

Anthony E. Papa commented: "We welcome the MATRIX shareholders to AvTel. Together, we represent a new model of telecom service provider. MATRIX, with annual sales of more than $50 million, a 200,000 customer base and access to working capital, better positions us to execute our 'next wave' business plan for the telecom services market. The bundling of services under our model gives the customer one source, one contact for all communications needs, with a single bill and significant discounts. We believe that our approach to the consumer and business markets will create and capture substantial value over the next few years."

Mr. Papa continued: "Through the acquisition of Matrix we have effectively shifted our collective core competency from that of a traditional carrier to one of a communications service provider. Our primary focus is on the delivery ofincreased bandwidth, most specifically for data applications. Our relationship with our customer base is the most significant component of our business model.

 Understanding their changing telecommunications needs and providing them with a wide portfolio of services will continue to fortify our relationships. We have found that fewer customers, large and small, are focused on "big names," and that service and a willingness to guide them through long-term networking decisions have become critical.

"To date, our strategy has provided us with rapid growth. We are able to deploy most new networking technologies quickly and seamlessly. Looking ahead, our growth strategy does include additional acquisitions. We believe that there are significant existing opportunities in both the telephone and data industries. The potential to cross-leverage additional voice and data services, and to consolidate operations and billing functions into MATRIX's superb back office appears highly attractive at the present time."

AvTel Communications, Inc. is a non-facilities based telecommunications carrier that provides a comprehensive array of broadband network services integrating voice, data and video networking solutions for small- to mid-sized business customers. AvTel markets a variety of products and services tailored around its PointStream private-line facilities, FrameLink Frame Relay facilities, and Internet access through its subsidiaries. MATRIX is fully certified by the FCC and registered in all 48 contiguous states and Hawaii.
In addition, the company holds billing agreements with all the Regional Bell Operating Companies, GTE and other independent telephone companies. MATRIX provides domestic and international long distance telephone service, wireless paging, 800 numbers and calling cards to individuals and business customers.



     All statements in this press release other than statements of historical fact are forward-looking statements that involve substantial risks and uncertainties. Reference is made to the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996 and to the Company's other reports filed with the Securities and Exchange Commission for a discussion of such risks and uncertainties and other factors that may have material effect on the Company's business.











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